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                                                                                Exhibit 11

                                GENRAD, INC. AND SUBSIDIARIES
                              COMPUTATION OF EARNINGS PER SHARE
                                        (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                               --------------------------------
                                                                   APRIL 1,             APRIL 2,
Primary:                                                              1995                 1994
- --------                                                       -----------          -----------
Weighted average number of
    shares outstanding                                          19,486,000           18,689,000

Shares deemed outstanding from
    the assumed exercise of stock options                          456,000            1,091,000
                                                               -----------          -----------
Total:                                                          19,942,000           19,780,000
                                                               ===========          ===========

Earnings applicable to common shares                           $ 4,198,000          $ 1,011,000
                                                               ===========          ===========

Earnings per share of common stock                             $      0.21          $      0.05
                                                               ===========          ===========


Fully Diluted:
- --------------
Weighted average number of
   shares outstanding                                           19,486,000           18,689,000

Shares deemed outstanding from the
   assumed exercise of stock options                               473,000            1,097,000
                                                               -----------          -----------
Total:                                                          19,959,000           19,786,000
                                                               ===========          ===========
Earnings applicable to common shares                           $ 4,198,000          $ 1,011,000
                                                               ===========          ===========
Earnings per share of common stock                             $      0.21          $      0.05
                                                               ===========          ===========


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